Exhibit 10.8

AMENDMENT #1 TO AMENDED AND RESTATED

CHANGE OF CONTROL EMPLOYMENT AGREEMENT

AMENDMENT #1 dated as of August 6, 2010 (this “Amendment”) to AMENDED AND RESTATED CHANGE OF CONTROL EMPLOYMENT AGREEMENT by and between tw telecom inc., a Delaware corporation (the “Company”), and Jill Stuart (the “Executive”).

WHEREAS, the Company and the Executive entered into an Amended and Restated Change of Control Employment Agreement dated December 12, 2008 (the “Prior Agreement”).

WHEREAS, the Board of Directors of the Company (the “Board”) and Executive have determined that it is in the best interests of the Company and its stockholders to amend the Prior Agreement.

NOW, THEREFORE, the Prior Agreement is hereby amended as of the date first written above as follows:

Section 1. Section 1(b) of the Prior Agreement is hereby amended to read in its entirety as follows:

(b) “Change of Control Period” means the period commencing on the date of the Prior Agreement and ending on the eighteen month anniversary of the date hereof; provided, however, that, commencing on the date 18 months after the date hereof, and on each two year anniversary of such date (such date and each two year anniversary thereof, the “Renewal Date”), unless previously terminated, the Change of Control Period shall be automatically extended so as to terminate two years from such Renewal Date, unless, at least sixty (60) days prior to the Renewal Date, the Company shall give notice to the Executive that the Change of Control Period shall not be so extended.

Section 2. Except as amended hereby, the Prior Agreement shall remain in full force or effect. All references in the Prior Agreement to “the Agreement” or “this Agreement” will refer to the Prior Agreement as amended by this Amendment.

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from the Board, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

Jill Stuart

/s/ Jill Stuart

tw telecom inc.

By	/s/ Larissa Herda
Name: Larissa Herda
Title: Chairman, Chief Executive Officer and President

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